As filed with the Securities and Exchange Commission on April 27, 2006

Registration No. 333-119922

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8 REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

THE RYLAND GROUP, INC.

(Exact name of registrant as specified in its charter)

Maryland	52-0849948
(State or other jurisdiction of	(I.R.S. Employer Identification No.)
incorporation or organization)

24025 Park Sorrento
Suite 400
Calabasas, California	91302
(Address of principal executive offices)	(Zip Code)

THE RYLAND GROUP, INC. 2004 NON-EMPLOYEE DIRECTOR EQUITY PLAN

(Full title of plan)

(Name, address and telephone

number of agent for service)

Timothy J. Geckle

Senior Vice President and General Counsel

The Ryland Group, Inc.

24025 Park Sorrento, Suite 400

Calabasas, California  91302

818-223-7500

Copies to:
R.W. Smith, Jr., Esquire
DLA Piper Rudnick Gray Cary US LLP
6225 Smith Avenue
Baltimore, Maryland  21209
(410) 580-3000

EXPLANATORY NOTE

The Ryland Group, Inc., a Maryland corporation (the “Registrant”), is filing this post-effective amendment to deregister certain securities originally registered pursuant to the Registration Statement on Form S-8 filed on October 25, 2004 (file no. 333-119922) (the “Registration Statement”) with respect to shares of the Registrant’s Common Stock, par value $1.00 (the “Common Stock”), thereby registered for offer or sale pursuant to The Ryland Group, Inc. 2004 Non-Employee Director Equity Plan (the “2004 Plan”). A total of 676,600 shares were registered for issuance under the Registrant’s 2004 Plan.

No future awards will be made under the 2004 Plan. Accordingly, pursuant to the undertaking contained in the Registration Statement to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering, the Registrant is filing this Post-Effective Amendment No. 1 to the Registration Statement to deregister an aggregate of 953,200 shares of the Registrant’s Common Stock previously registered that have not been issued and will not in the future be issued under the 2004 Plan.

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
24.1	Powers of Attorney (filed herewith)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 1 to Form S-8 and has duly caused this Post-Effective Amendment to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calabasas, State of California, on the 26th day of April, 2006.

THE RYLAND GROUP, INC.

By:	/s/ Timothy J. Geckle
Timothy J. Geckle
Senior Vice President and General Counsel

Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment to Form S-8 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ R. Chad Dreier	As Attorney-in-Fact for	April 26, 2006
R. Chad Dreier	R. Chad Dreier
Chairman of the Board, President and
Chief Executive Officer
(Principal Executive Officer)

/s/ Gordon A. Milne	As Attorney-in-Fact for	April 26, 2006
Gordon A. Milne	Gordon A. Milne
Executive Vice President and
Chief Financial Officer
(Principal Financial Officer)

/s/ David L. Fristoe	As Attorney-in-Fact for	April 26, 2006
David L. Fristoe	David L. Fristoe
Senior Vice President, Controller and
Chief Accounting Officer
(Principal Accounting Officer)

A majority of the Board of Directors:

R. Chad Dreier, Daniel T. Bane, Leslie M. Frécon, Roland A. Hernandez, William L. Jews, Ned Mansour, Robert E. Mellor, Norman J. Metcalfe, Charlotte St. Martin and Paul J. Varello

/s/ Timothy J. Geckle	As Attorney-in-Fact	April 26, 2006
Timothy J. Geckle